                                                                    EXHIBIT 99.1
                 NOBLE CORPORATION
                 13135 SOUTH DAIRY ASHFORD, SUITE 800
                 SUGAR LAND, TX 77478
NEWS             PHONE: 281-276-6100 FAX: 281-491-2092              [NOBLE LOGO]
================================================================================


                    NOBLE REPORTS SECOND QUARTER 2003 RESULTS

         ST. MICHAEL, Barbados, July 24, 2003 -- Noble Corporation reported net income for the second quarter of 2003 of $43.7 million, or $0.33 per diluted share, on operating revenues of $247.9 million, compared to net income of $57.4 million, or $0.43 per diluted share, on operating revenues of $253.6 million for the second quarter of 2002. Net income for the six months ended June 30, 2003 was $83.2 million, or $0.63 per diluted share, on operating revenues of $492.9 million, compared to net income of $108.9 million, or $0.81 per diluted share, on operating revenues of $495.4 million for the six months ended June 30, 2002.

         At June 30, 2003, the Company's consolidated balance sheet reflected $2.08 billion in shareholders' equity, $190.7 million in cash and marketable securities, and $638.8 million in total debt.

         James C. Day, Chairman and Chief Executive Officer, said, "The international drilling markets, particularly in the Middle East and Mexico, continue to remain robust."

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet or greater) accounted for approximately 34 percent of the Company's total offshore contract drilling services revenues for the second quarter of both 2003 and 2002. The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 73 percent and 68 percent of the Company's total offshore contract drilling services revenues for the second quarter of 2003 and 2002, respectively. Results for the second quarter of 2003 were adversely impacted by weaker market conditions in certain international markets, primarily the North Sea and West Africa, partially offset by additional growth in Mexico. The average dayrate for the Company's international rigs was $56,384 in the second quarter of 2003 compared to

$63,881 in the second quarter of 2002. Likewise, utilization on these rigs decreased from 98 percent in the second quarter of 2002 to 87 percent in the second quarter of 2003. Utilization on our deepwater assets in the U.S. Gulf of Mexico was also lower in the recent quarter as compared to the second quarter of 2002. Utilization on these units decreased from 92 percent in the second quarter of 2002 to 71 percent in the second quarter of 2003, although the average dayrate increased 12 percent to $138,826 in the second quarter of 2003. The average dayrate on the Company's domestic jackup rigs was $27,876 in the second quarter of 2003, or 10 percent higher than the same quarter of last year. Utilization on these units increased to 97 percent in the second quarter of 2003 as compared to 93 percent in the second quarter of 2002. However, the Company had 60 percent fewer available days for domestic jackup rigs during the second quarter of 2003 as compared to the same quarter of last year following the mobilization of six premium jackup units out of this region to Mexico under long-term contracts since September 2002 (excluding the Noble Bill Jennings, which is currently being mobilized to Mexico for a long-term contract). Our premium jackups in Mexico were fully utilized during the second quarter of 2003 and had an average dayrate of $50,025, or 79 percent higher than the average dayrate on our remaining premium jackups in the U.S. Gulf of Mexico for the recent quarter.

         Day said, "Fundamental drilling data, such as bidding activity and plans and permits, all currently point to rather uneventful third and fourth quarters in the U.S. Gulf. We are, however, pleased with our recent acquisitions, which will add to returns that already lead the sector."

         Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet, which stands at 59* mobile offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 40* independent leg, cantilever jackup rigs includes 26* units that operate in water depths of 300 feet or greater, four of which



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operate in water depths of 360 feet or greater, and 11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Over 70 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico and India. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

         Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.



* Assumes that the Company exercises its options to purchase three additional premium, independent leg, cantilever jackup rigs capable of operating in 300 feet of water.


NC-289
07/24/03

For additional information, contact:
John T. Rynd, Vice President-Investor Relations, Noble Drilling Services Inc. Noble Corporation, 281-276-6100


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



                       NOBLE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                          THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                        --------------------------------    --------------------------------
                                                             2003              2002              2003              2002
                                                        --------------    --------------    --------------    --------------
OPERATING REVENUES
     Contract drilling services                         $      220,586    $      234,922    $      436,954    $      455,727
     Reimbursables                                              10,366             7,248            26,222            14,559
     Labor contract services                                     7,219             6,735            13,915            14,659
     Engineering, consulting and other                           9,749             4,740            15,837            10,434
                                                        --------------    --------------    --------------    --------------
                                                               247,920           253,645           492,928           495,379
                                                        --------------    --------------    --------------    --------------

OPERATING COSTS AND EXPENSES
     Contract drilling services                                123,091           121,161           246,938           235,293
     Reimbursables                                               9,572             6,254            24,770            12,515
     Labor contract drilling services                            5,878             5,087            11,601            11,414
     Engineering, consulting and other                           7,503             5,459            12,899            10,363
     Depreciation and amortization                              36,031            31,239            69,895            61,532
     Selling, general and administrative                         7,175             6,171            13,437            15,383
                                                        --------------    --------------    --------------    --------------
                                                               189,250           175,371           379,540           346,500
                                                        --------------    --------------    --------------    --------------

OPERATING INCOME                                                58,670            78,274           113,388           148,879

OTHER INCOME (EXPENSE)
     Interest expense                                          (10,348)          (10,591)          (20,843)          (21,291)
     Other, net                                                    822             1,939               892             3,677
                                                        --------------    --------------    --------------    --------------

INCOME BEFORE INCOME TAXES                                      49,144            69,622            93,437           131,265
INCOME TAX PROVISION                                            (5,406)          (12,184)          (10,278)          (22,397)
                                                        --------------    --------------    --------------    --------------

NET INCOME                                              $       43,738    $       57,438    $       83,159    $      108,868
                                                        ==============    ==============    ==============    ==============

EARNINGS PER SHARE:
     Basic                                              $         0.33    $         0.43    $         0.63    $         0.82
     Diluted                                            $         0.33    $         0.43    $         0.63    $         0.81

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
          Basic                                                131,880           132,507           131,832           132,289
          Diluted                                              132,885           134,132           132,932           133,712


Note: Certain reclassifications have been made in prior period statements of income to conform to the classifications used in the statements of income for the three and six months ended June 30, 2003.

                       NOBLE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                  JUNE 30,          DECEMBER 31,
                                                                    2003               2002
                                                               ---------------    ---------------
                                                                 (Unaudited)
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                   $       123,970    $       192,509
   Restricted cash                                                       7,191              8,668
   Investment in marketable securities (a)                              68,212             72,957
   Accounts receivable                                                 179,387            164,613
   Inventories                                                           3,844              3,628
   Prepaid expenses                                                     14,051              6,595
   Other current assets                                                 19,532             16,673
                                                               ---------------    ---------------
Total current assets                                                   416,187            465,643
                                                               ---------------    ---------------

PROPERTY AND EQUIPMENT
   Drilling equipment and facilities                                 3,275,573          3,153,509
   Other                                                                63,976             63,296
                                                               ---------------    ---------------
                                                                     3,339,549          3,216,805
   Accumulated depreciation                                           (815,518)          (745,762)
                                                               ---------------    ---------------
                                                                     2,524,031          2,471,043
                                                               ---------------    ---------------

INVESTMENT IN AND ADVANCES TO JOINT VENTURES                            22,591             22,538
OTHER ASSETS                                                           135,125            106,490
                                                               ---------------    ---------------
                                                               $     3,097,934    $     3,065,714
                                                               ===============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Current maturities of long-term debt                        $        71,371    $        80,577
   Accounts payable                                                     44,677             64,783
   Accrued payroll and related costs                                    42,506             51,125
   Taxes payable                                                        39,078             41,997
   Interest payable                                                      9,571             10,089
   Other current liabilities                                            35,498             32,089
                                                               ---------------    ---------------
Total current liabilities                                              242,701            280,660

LONG-TERM DEBT                                                         567,419            589,562
DEFERRED INCOME TAXES                                                  209,024            206,351
OTHER LIABILITIES                                                        5,443              5,635
COMMITMENTS AND CONTINGENCIES                                               --                 --
MINORITY INTEREST                                                       (5,937)            (5,704)
                                                               ---------------    ---------------
                                                                     1,018,650          1,076,504
                                                               ---------------    ---------------
SHAREHOLDERS' EQUITY
   Ordinary shares-par value $0.10 per share                            13,366             13,353
   Capital in excess of par value                                      908,969            905,865
   Retained earnings                                                 1,223,631          1,140,472
   Treasury stock, at cost                                             (50,085)           (51,317)
   Restricted stock (unearned compensation)                            (10,276)           (12,871)
   Accumulated other comprehensive loss                                 (6,321)            (6,292)
                                                               ---------------    ---------------
                                                                     2,079,284          1,989,210
                                                               ---------------    ---------------
                                                               $     3,097,934    $     3,065,714
                                                               ===============    ===============


(a) Includes amounts in a Rabbi Trust for the Noble Drilling Corporation 401(k) Savings Restoration Plan at June 30, 2003 and December 31, 2002 of $8,646,000 and $6,827,000, respectively.

                       NOBLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                            SIX MONTHS ENDED JUNE 30,
                                                                         --------------------------------
                                                                             2003               2002
                                                                         --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                            $       83,159    $      108,868
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                              69,895            61,532
      Deferred income tax provision                                               3,426            14,882
      Deferred repair and maintenance amortization                               15,763            13,383
      Loss on sales of marketable securities                                        336                71
      Equity in income of joint ventures                                           (341)             (586)
      Compensation expense from stock-based plans                                 2,332             2,525
      Realized loss on impairment of investment                                      --             9,758
      Gain on sales of property and equipment                                        --              (359)
      Gain on sale of interest in deepwater exploration property                     --            (5,908)
      Other                                                                        (964)            1,330
      Changes in current assets and liabilities:
         Accounts receivable                                                    (14,774)          (15,215)
         Other current assets                                                   (12,802)           (8,512)
         Accounts payable                                                       (20,095)            1,313
         Other current liabilities                                               (8,647)            3,318
                                                                         --------------    --------------
            Net cash provided by operating activities(a)                        117,288           186,400
                                                                         --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions and related capital upgrades                                   (120,326)          (90,400)
   Other capital expenditures                                                   (30,649)         (102,937)
   Deferred repair and maintenance expenditures                                 (14,431)          (17,647)
   Proceeds from sales of property and equipment                                     --               839
   Proceeds from sale of interest in deepwater exploration property                  --             6,200
   Investment in and advances to joint ventures, net                                287             2,001
   Investment in marketable securities                                          (53,700)          (27,810)
   Proceeds from sales of marketable securities                                  59,771            12,955
                                                                         --------------    --------------
            Net cash used for investing activities                             (159,048)         (216,799)
                                                                         --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Payment of long-term debt                                                    (31,356)          (25,068)
   Proceeds from issuance of ordinary shares, net                                 3,100            12,395
   Proceeds from sales of put options on ordinary shares                             --             1,880
   Decrease in restricted cash                                                    1,477             2,175
                                                                         --------------    --------------
            Net cash used for financing activities                              (26,779)           (8,618)
                                                                         --------------    --------------

DECREASE IN CASH AND CASH EQUIVALENTS                                           (68,539)          (39,017)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  192,509           236,709
                                                                         --------------    --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $      123,970    $      197,692
                                                                         ==============    ==============


(a) The Company sometimes refers to Cash flow from operations as an approximation of cash returns before any changes in working capital. Such a reference to Cash flow from operations means the sum of Net income, Depreciation and amortization, Deferred income tax provision, and Deferred repair and maintenance amortization. The nearest measurement under Generally Accepted Accounting Principles is Net cash provided by operating activities.

                       NOBLE CORPORATION AND SUBSIDIARIES
                      FINANCIAL AND OPERATIONAL INFORMATION
 (In thousands, except utilization amounts, operating days and average dayrates)
                                   (Unaudited)


                                                                      THREE MONTHS ENDED JUNE 30,
                                                --------------------------------------------------------------------
                                                              2003                                2002
                                                --------------------------------    --------------------------------
                                                International        Domestic       International        Domestic
                                                --------------    --------------    --------------    --------------
REVENUES
   Contract drilling services                   $      160,526    $       60,060    $      158,935    $       75,987
   Labor contract drilling services                      7,219                --             6,735                --
   Engineering, consulting and other                     2,928             6,821             2,436             2,304


DIRECT OPERATING EXPENSES
   Contract drilling services                   $       90,753    $       32,338    $       75,931    $       45,230
   Labor contract drilling services                      5,878                --             5,087                --
   Engineering, consulting and other                     2,674             4,829             2,008             3,451


OPERATING STATISTICS
   Jackups:
      Utilization                                           85%               97%               99%               93%
      Operating Days                                     2,392               354             2,066               848
      Average Dayrate                           $       51,577    $       27,876    $       59,921    $       25,373

   Semisubmersibles - Deepwater:
      Utilization                                          100%               71%              100%               92%
      Operating Days                                        91               321                91               420
      Average Dayrate                           $      125,628    $      138,826    $      112,482    $      124,174

   Semisubmersibles - Other:
      Utilization                                          100%               60%              100%               --
      Operating Days                                        91                55                91                --
      Average Dayrate                           $       42,181    $       48,073    $       70,118    $           --

   Drillships:
      Utilization                                          100%               --                88%               --
      Operating Days                                       273                --               240                --
      Average Dayrate                           $       73,950    $           --    $       76,186    $           --

   Submersibles:
      Utilization                                           --                84%               --                52%
      Operating Days                                        --               152                --                95
      Average Dayrate                           $           --    $       19,638    $           --    $       19,081

   Total:
      Utilization                                           87%               81%               98%               88%
      Operating Days                                     2,847               882             2,488             1,363
      Average Dayrate                           $       56,384    $       68,095    $       63,881    $       55,750



                                                      THREE MONTHS ENDED
                                                        MARCH 31, 2003
                                                --------------------------------
                                                International        Domestic
                                                --------------    --------------
REVENUES
   Contract drilling services                   $      159,907    $       56,461
   Labor contract drilling services                      6,696                --
   Engineering, consulting and other                     2,100             3,988


DIRECT OPERATING EXPENSES
   Contract drilling services                   $       92,490    $       31,357
   Labor contract drilling services                      5,723                --
   Engineering, consulting and other                     1,826             3,570


OPERATING STATISTICS
   Jackups:
      Utilization                                           89%               79%
      Operating Days                                     2,401               350
      Average Dayrate                           $       51,196    $       27,031

   Semisubmersibles - Deepwater:
      Utilization                                          100%               86%
      Operating Days                                        90               386
      Average Dayrate                           $      154,372    $      113,845

   Semisubmersibles - Other:
      Utilization                                           80%              100%
      Operating Days                                        72                31
      Average Dayrate                           $       41,799    $       45,387

   Drillships:
      Utilization                                          100%               --
      Operating Days                                       270                --
      Average Dayrate                           $       71,125    $           --

   Submersibles:
      Utilization                                           --                37%
      Operating Days                                        --                66
      Average Dayrate                           $           --    $       17,288

   Total:
      Utilization                                           90%               76%
      Operating Days                                     2,833               833
      Average Dayrate                           $       56,444    $       67,780





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